
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM POWER PLUS
CORPORATION INTERIM FINANCIAL STATEMENTS -- FYE 1997 (UNAUDITED) FOR THE PERIOD
ENDING 31 JULY 1996 AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH
FINANCIAL STATEMENTS.
</LEGEND>
<CURRENCY> CANADIAN $

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          JAN-31-1997
<PERIOD-START>                             FEB-01-1996
<PERIOD-END>                               JUL-31-1996
<EXCHANGE-RATE>                                   0.73
<CASH>                                       3,319,378<F1><F2>
<SECURITIES>                                         0
<RECEIVABLES>                                  207,890
<ALLOWANCES>                                         0
<INVENTORY>                                    112,321
<CURRENT-ASSETS>                             3,705,659
<PP&E>                                         178,000
<DEPRECIATION>                                  38,262
<TOTAL-ASSETS>                               4,665,661
<CURRENT-LIABILITIES>                          596,297
<BONDS>                                      3,050,000<F3>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                     1,851,660<F4><F5>
<OTHER-SE>                                   (832,296)<F5>
<TOTAL-LIABILITY-AND-EQUITY>                 4,665,661
<SALES>                                         56,895
<TOTAL-REVENUES>                                56,895
<CGS>                                           23,922
<TOTAL-COSTS>                                   23,922
<OTHER-EXPENSES>                             1,304,175
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                            (1,309,464)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                        (1,309,464)<F6>
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                               (1,309,464)
<EPS-PRIMARY>                                   (0.03)
<EPS-DILUTED>                                   (0.03)

<F1>During the fiscal year ended 31 January 1996, the Company's wholly-owned subsidiaries, Battery One-Stop International Inc. and Batteries Etc., Inc.
(collectively, the "Subsidiaries"), were assigned into bankruptcy. All of the
Company's operations, which consisted of the sale of batteries and battery-related products to consumers via Company-owned retail stores in Canada and the US, were conducted through the Subsidiaries and all of its capital assets were owned by the
Subsidiaries.  Accordingly, at 31 January 1996 and during a part of the first quarter of Fiscal 1997, the Company had no ongoing operations nor operating assets.
The Company has begun building the business   Complete information concerning the
expansion plan, called PLAN 2000, is detailed in the FORM 10-Q.
<F2>The Company is not directly nor indirectly liable for any debt or liability of the Subsidiaries.
<F3>Bonds includes amounts received by the Company effective 31 July 1996 from a
Special Notes 5-year 10% convertible fixed and floating charge debentures private placement debt financing for $6 million. The initial closing represented
$3.05 million. The Special Notes currently not subscribed, now representing
$2.95 million, are required and anticipated to be fully subscribed by the end of September 1996. Complete information concerning the capital reorganization is included in the FORM 10-Q.
<F4>Common Stock includes amounts received by the Company from a Special
Warrant private placement equity financing, comprised of up to 45 million
Special Warrants representing $4.5 million. Initially, 38.5 million Special
Warrants were subscribed for, representing gross proceeds of $3.85 million.
Of this amount, $1.1 million had been previously received in the third quarter of Fiscal 1996, and the balance of $2.75 million has been received in cash. The remaining Special Warrants representing 6.5 million units and additional capital of $650,000 are required and anticipated to be fully subscribed by the end of September 1996. Complete information concerning the capital reorganization is included in the FORM 10-Q.
<F5>Common stock and Other Stockholders' Equity reflect the stated
capital reduction implemented in accordance with shareholder approval received at the annual meeting on 24 July 1996 and pursuant to the related court approval received 25 July 1996. The Company reduced both the stated
capital amount for the common stock of the Company and the accumulated deficit in earnings by $26,670,824. Management is of the opinion that, after making the adjustment, the balance sheet better represents the financial repositioning of the Company, resulting from the reorganization and restructuring, and the appropriate current financial condition of the
Company as it proceeds to implement its 5-year business plan. Complete information concerning the capital reorganization is included in the FORM
10-Q.
<F6>The Company has incurred losses of approximately $15 million for
Canadian income tax purposes.  These losses have not been recognized for accounting purposes.  The loss carry-forwards expire from 1996 to 2003.
Losses from subsidiaries are excluded from the foregoing.

